As filed with the Securities and Exchange Commission on December 9, 1996

                                                    Registration No. 333-_______
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                            -----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            -----------------------

                         OPTICAL SENSORS INCORPORATED
            (Exact name of registrant as specified in its charter)

            DELAWARE                                        41-1643592
  (State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                       Identification No.)

                            -----------------------


                     7615 GOLDEN TRIANGLE DRIVE, SUITE A,
                         MINNEAPOLIS, MINNESOTA 55344
                                (612) 944-5857
             (Address, including zip code, and telephone number,
       including area code, of registrant's principial executive offices)

                            -----------------------

                         OPTICAL SENSORS INCORPORATED
                         EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plan)

                            -----------------------

                               SAM B. HUMPHRIES
                            CHIEF EXECUTIVE OFFICER
                         OPTICAL SENSORS INCORPORATED
                     7615 GOLDEN TRIANGLE DRIVE, SUITE A,
                         MINNEAPOLIS, MINNESOTA 55344
                                (612) 944-5857
         (Name and address, including zip code, and telephone number, including area code, of agent for service)

                            -----------------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
          IMMEDIATELY UPON THE FILING OF THIS REGISTRATION STATEMENT

                            -----------------------

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                PROPOSED MAXIMUM         PROPOSED MAXIMUM
TITLE OF SECURITIES TO BE     AMOUNT TO BE REGISTERED(1)       OFFERING PRICE PER       AGGREGATE OFFERING    AMOUNT OF REGISTRATION
       REGISTERED                                                   SHARE(2)                 PRICE(2)                  FEE
------------------------------------------------------------------------------------------------------------------------------------
Common stock, par value
$.01 per share                200,000 shares                         $8.625                 $1,725,000               $522.73
                                                                     ------                 ----------               -------
====================================================================================================================================

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of anti-dilution provisions described herein.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average between the high and low reported sales prices of Registrant's Common Stock on December 3, 1996, as reported by the Nasdaq National Market.

===============================================================================

                                    PART II
                             INFORMATION REQUIRED
                         IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ----------------------------------------

     The following documents filed by Optical Sensors Incorporated (the "Company") (File No. 0-27600) with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement: (1) Final Prospectus, dated February 14, 1996, as filed with the Commission on February 15, 1996 pursuant to Rule 424(b) of the Securities Act of 1933, as amended; (2) Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1996; (3) all other reports filed by the Company pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1995; (4) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description; and (5) the description of the Company's Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Registration Statement have been sold or that deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.
         --------------------------

     Not applicable. The description of the Company's Common Stock to be offered pursuant to this Registration Statement has been registered under Section 12 of the Exchange Act as described in Item 3 of this Part II.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         ---------------------------------------

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         ------------------------------------------

     Delaware law and the Company's Restated Certificate of Incorporation provide that the Company shall, under certain circumstances and subject to certain limitations, indemnify any person made or threatened to be made a party to a proceeding by reasons of that person's former or present official capacity with the Company against judgments, penalties, fines, settlements and reasonable expenses. Any such person is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding.

     The Company also maintains a directors and officers insurance policy pursuant to which directors and officers of the Company are insured against liability for certain actions in their capacity as directors and officers.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.
          ------------------------------------

          No securities are to be re-offered or resold pursuant to this Registration Statement.

ITEM 8.   EXHIBITS.
          ---------

4.1*      Restated Certificate of Incorporation.

4.2*      Bylaws.

4.3*      Form of the Company's Common Stock Certificate.

5.1**     Opinion and Consent of Oppenheimer Wolff & Donnelly.

23.1      Consent of Oppenheimer Wolff & Donnelly (included in Exhibit 5.1).

23.2**    Consent of Ernst & Young LLP.

24.1 Power of Attorney (included on page 5 of this Registration Statement).

99.1**    Employee Stock Purchase Plan

-------------------------
    * (Incorporated by reference to the exhibits to the Company's Registration Statement on Form S-1 (File
          No. 33-99904).

   **     Filed herewith.

ITEM 9.   UNDERTAKINGS.
          -------------

     (a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on December 3, 1996.

                                  OPTICAL SENSORS INCORPORATED



                                  By  /s/ Sam B. Humphries
                                    ----------------------
                                    Sam B. Humphries
                                    Chief Executive Officer



                               POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sam B. Humphries and Wesley G. Peterson, and each of them, as his true and lawful attorney-in-fact and agent, each with full powers of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on December 3, 1996 by the following persons in the capacities indicated.


/s/ Sam B. Humphries           President, Chief Executive Officer and Director
--------------------------     (Principal Executive Officer)
Sam B. Humphries

/s/ Wesley G. Peterson         Chief Financial Officer,
--------------------------     Vice President of Finance and Administration,
Wesley G. Peterson             and Secretary (Principal Financial
                               and Accounting Officer)

/s/ Promod Haque, Ph.D.        Director
--------------------------
Promod Haque, Ph.D.

/s/ Peter H. McNerney          Director
--------------------------
Peter H. McNerney

/s/ John M. Nehra              Director
--------------------------
John M. Nehra

/s/ Demetre Nicoloff, M.D.     Director
--------------------------
Demetre Nicoloff, M.D.

/s/ Gary A. Peterson           Director
--------------------------
Gary A. Peterson

                               INDEX TO EXHIBITS
                               -----------------

Item No.     Description                    Method of Filing
--------     -----------                    ----------------
4.1          Restated Certificate of
             Incorporation...........       Incorporated by
                                            reference to
                                            exhibit 3.3 to the
                                            Company's Registration
                                            Statement on Form S-1
                                            (File No. 33-99904).

4.2          Bylaws..................       Incorporated by
                                            reference to
                                            exhibit 3.5 to the
                                            Company's Registration
                                            Statement on Form S-1
                                            (File No. 33-99904).

4.3          Form of the Company's
             Common Stock
             Certificate.............       Incorporated by
                                            reference to
                                            exhibit 4.1 to the
                                            Company's Registration
                                            Statement on Form S-1
                                            (File No. 33-99904).

5.1          Opinion and Consent of
             Oppenheimer Wolff &
             Donnelly................       Filed herewith electronically.


23.1         Consent of Oppenheimer
             Wolff & Donnelly........       Included in Exhibit 5.1.


23.2         Consent of Ernst & Young
             LLP.....................       Filed herewith electronically.

24.1         Power of Attorney.......       Included on page 5 of
                                            this Registration
                                            Statement.

99.1         Employee Stock Purchase        Filed herewith
             Plan....................       electronically.
